UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2004

UNITED DOMINION REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-10524 (Commission File Number)	54-0857512 (I.R.S. Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado (Address of principal executive offices)	80129 (Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

     United Dominion Realty Trust, Inc. (the “Company”) included the following revised guidance in its September 29, 2004 press release referenced in Item 8.01 of this report:

“The Company now believes that the third quarter FFO will be $0.35 per share down from previous estimates of $0.38 to $0.39 per share. The Company is also revising its 2004 FFO guidance to a range of $1.49 to $1.51 per share from its previously provided range of $1.52 to $1.56 per share. The Company’s earnings guidance and FFO reconciliation are updated below.”

     * * *

“A reconciliation of the range provided for projected FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

	High Range		Low Range
2004 Funds From Operations (1)	$1.51	—	$1.49
Conversion to GAAP Share Count (2)	0.21	—	0.20
Minority Interest of OP Unit Holders (3)	(0.02)	—	(0.04)
Depreciation (B)	(1.35)	—	(1.23)
Gains (B)	0.27	—	0.35
Preferred Dividends	(0.07)	—	(0.07)
Premium on Preferred Share Conversions	(0.05)	—	(0.05)

Expected Earnings Per Share	$0.50	—	$0.65

(1) The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations (“FFO”) (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity.
(2) Operating Partnership units are not considered to be common stock equivalents for GAAP purposes.
(3) Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.”

ITEM 8.01. Other Events.

     On September 29, 2004, the Company issued a press release relating to the Company’s Florida apartment communities affected by recent hurricanes. The text of the press release, excluding the revised guidance which is included in Item 7.01 of this report, is attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 29, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.
By:	/s/ Christopher D. Genry
Christopher D. Genry
Executive Vice President and Chief Financial Officer

Date: September 29, 2004

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 29, 2004